Exhibit 5.2

June 26, 2013

The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

Ladies and Gentlemen:

We have acted as special counsel in the State of Louisiana to Cinelease, LLC, a Louisiana limited liability company (the “Louisiana Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by The Hertz Corporation, a Delaware corporation (the “Company”), and the subsidiaries of the Company named therein (including the Louisiana Guarantor, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to $250,000,000 in aggregate principal amount of its 4.250% Senior Notes due 2018 (the “Exchange Notes”), and the issuance by the Subsidiary Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes.

The Exchange Notes and related Guarantees will be issued under an indenture dated as of October 16, 2012 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee.  The Company will offer the Exchange Notes in exchange for any and all of $250,000,000 in aggregate principal amount of its outstanding 4.250% Senior Notes due 2018 issued on March 28, 2013.

In connection with rendering the opinions referred to below, we have examined copies of the following documents:

(i)             the Registration Statement;

(ii)          the Indenture (including the form of Exchange Notes included as an exhibit to the Indenture), which has been filed with the Commission as an exhibit to the Registration Statement;

(iii)       articles of organization of the Louisiana Guarantor, dated June 13, 2007;

(iv)      a good standing certificate of the Louisiana Secretary of State, dated June 24, 2013, with respect to the Louisiana Guarantor (the “Good Standing Certificate”); and

(v)         Written Consent of the Sole Member of the Louisiana Guarantor, dated March 14, 2013, with respect to the filing of the Registration Statement and the issuance of its Guarantee.

We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon representations and warranties of the Company and the Louisiana Guarantor.

In rendering the opinions that follow, we have assumed: (i) the genuineness of all signatures; (ii) the legal capacity of natural persons; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to the original documents of all documents submitted to us as duplicates or certified or conformed copies; (v) the authenticity of the originals of such latter documents; and (vi) the due authorization, execution and delivery of all documents by the parties thereto other than the Louisiana Guarantor.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(i)             the Louisiana Guarantor is validly existing as a limited liability company and, based solely on the Good Standing Certificate, in good standing under the laws of the State of Louisiana;

(ii)          the Louisiana Guarantor has the requisite limited liability company power and authority to issue its Guarantee of the Exchange Notes pursuant to the Indenture; and

(iii)       the Louisiana Guarantor has, by all necessary limited liability company action, duly authorized the issuance of its Guarantee of the Exchange Notes pursuant to the Indenture.

We do not express any opinion herein concerning any law other than the law of the State of Louisiana.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission.  Jenner & Block LLP is entitled to rely on the opinions expressed herein.

Very truly yours,

/s/ JONES WALKER, LLP

JONES WALKER, LLP